Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for February 2010

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS

RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS February 19, 2010 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of February 2010. Unitholders of record on February 28, 2010 will receive distributions amounting to $534,410 or $0.286763922 per unit payable on April 30, 2010. The Trust received $303,912 and $23,294 from the New Mexico and Colorado portions of the San Juan Basin Properties. Royalty income from the Hugoton Properties totaled $224,165.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701